Exhibit (h)(2)(xix)

EIGHTEENTH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of March 28, 2012, by and between NGAM Advisors, L.P. (“NGAM Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and Hansberger International Series (collectively, the “Trusts”).

WHEREAS, NGAM Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011 and September 16, 2011 (together with the amendments, the “Agreement”), governing the terms and conditions under which NGAM Advisors provides certain administrative services to the series of the Trusts; and

WHEREAS, NGAM Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

NOW THEREFORE, in consideration of the premises and covenants contained herein, NGAM Advisors and the Trusts hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NGAM ADVISORS, L.P.

By NGAM Distribution Corporation, its general partner

By:	/s/ David L. Giunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

HANSBERGER INTERNATIONAL SERIES

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Schedule A

Trust Portfolios

As of: March 28, 2012

Natixis Funds Trust I

Absolute Asia Dynamic Equity Fund

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Loomis Sayles Core Plus Bond Fund

Natixis Diversified Income Fund

Natixis Oakmark Global Fund

Natixis Oakmark International Fund

Natixis U.S. Multi-Cap Equity Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II

ASG Diversifying Strategies Fund

ASG Global Alternatives Fund

ASG Growth Markets Fund

ASG Managed Futures Strategy Fund

Harris Associates Large Cap Value Fund

Loomis Sayles Absolute Strategies Fund

Loomis Sayles Capital Income Fund (effective March 30, 2012)

Loomis Sayles Multi-Asset Real Return Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Vaughan Nelson Value Opportunity Fund

Natixis Funds Trust IV

AEW Real Estate Fund

Loomis Sayles Funds I

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund*

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund*

Loomis Sayles Small Cap Value Fund

*	With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that NGAM Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. (“Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

Loomis Sayles Funds II
Loomis Sayles Global Equity and Income Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles International Bond Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Mid Cap Growth Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Value Fund

Hansberger International Series
Hansberger Emerging Markets Fund
Hansberger International Growth Fund
Hansberger International Value Fund

Gateway Trust
Gateway Fund
Gateway International Fund (effective March 30, 2012)